UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                (Amendment No.1)


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported):                 March 18, 1998



                       TAKE-TWO INTERACTIVE SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                   0-29230                     51-0350842
(State or other jurisdiction       (Commission               (I.R.S. Employer
      of incoropration)           File Number)               Identification No.)


       575 Broadway, New York, NY                                   10012
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code               (212) 941-2988


                                 Not Applicable
           Former name or former address, if changed since last report

Item 7. Financial Statements and Exhibits.

     The following financial statements and pro forma financial information omitted from Form 8-K for the event dated March 18, 1998, in reliance upon instructions 7 (a) (4) and 7 (b) (2) of Form 8-K, are filed herewith.

     (a)  Financial Statements of the Businesses Acquired.

     1.   Financial Statements of BMG Interactive Group

          Independent Auditors' Report
          Combined Balance Sheet as of June 30, 1997
          Combined  Statements of  Operations  for the Years ended June 30, 1997 and 1996
          Combined Statements of Divisional Deficit for the Years ended June 30,
           1997 and 1996
          Combined  Statements  of Cash Flows for the Years  ended June 30, 1997 and 1996
          Notes to Combined Financial Statements

          Other Independent Auditors' Reports
          Combined Balance Sheet as of December 31, 1997 (unaudited)
          Combined  Statements of Operations and Divisional  Deficit for the six
           months ended December 31, 1997 and 1996 (unaudited)
          Combined  Statements  of Cash Flows for the six months ended  December
           31, 1997 and 1996 (unaudited)

     (b)  Pro Forma Financial Information.

     Unaudited  Pro  Forma  Consolidated   Financial   Statements  for  Take-Two
     Interactive Software, Inc. and Subsidiaries

          Unaudited Pro Forma Consolidated  Statement of Operations for the year ended October 31, 1997.
          Notes to Unaudited Pro Forma Consolidated Financial Statements for the year ended October 31, 1997.

     (c)  Exhibits.

     Reference is made to the Exhibits previously filed with the Securities and Exchange Commission as Exhibits to the Company's Report on Form 8-K for the event dated March 18, 1998.

                          Independent Auditors' Report

The Board of Directors
Bertelsmann AG:

We have audited the accompanying combined balance sheet of BMG Interactive Group (the "Company"), an indirect wholly owned operation of Bertelsmann AG, as of June 30, 1997, and the related combined statements of operations, divisional deficit, and cash flows for each of the years in the two-year period ended June 30, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits. We did not audit the financial statements of the Company's operations in the United Kingdom, France, Italy and Japan, which statements reflect assets constituting 43% of combined assets as of June 30, 1997, and revenues constituting 60% and 77% of combined revenues in 1997 and 1996, respectively. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for the operations of the United Kingdom, France, Italy and Japan, is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

The BMG Interactive Group has been operated as an integral part of BMG Entertainment, a division of Bertelsmann AG, and has no separate legal existence. The basis of preparation of the accompanying financial statements is described in note 2 to the combined financial statements.

In our opinion, based on our audits and the reports of other auditors, the combined financial statements referred to above present fairly, in all material respects, the financial position of BMG Interactive Group, an indirect wholly owned operation of Bertelsmann AG, as of June 30, 1997, and the results of their operations and their cash flows for each of the years in the two-year period ended June 30, 1997 on the basis described in the preceding paragraph and in conformity with generally accepted accounting principles.



                                                       KPMG Peat Marwick LLP
New York, New York
May 19, 1998

                              BMG INTERACTIVE GROUP
             (An Indirect Wholly-Owned Operation of Bertelsmann AG)

                             Combined Balance Sheet
                                 (in thousands)

                                  June 30, 1997


                     Assets                                               1997
                                                                          ----
Current assets:
    Cash                                                               $    144
    Accounts receivable, net                                              3,523
    Inventory, net                                                        1,393
    Producer royalty advances, net                                        8,809
    Prepaid expenses and other current assets                               943
                                                                       --------
                  Total current assets                                   14,812

Furniture and equipment, net  of
    accumulated depreciation of $528                                        852
Other noncurrent assets                                                   1,039
                                                                       --------

                  Total assets                                         $ 16,703
                                                                       ========


                Liabilities and Divisional Deficit

Current liabilities:
    Accounts payable                                                      2,213
    Accrued expenses                                                      1,556
    Other current liabilities                                             5,165
    Due to Bertelsmann AG and affiliates                                 75,036
                                                                       --------

                  Total current liabilities                              83,970

Contingencies (note 7)

Divisional deficit:
    Retained deficit                                                    (67,602)
    Cumulative translation adjustment                                       335
                                                                       --------
                  Total divisional deficit                              (67,267)

                  Total liabilities and divisional deficit             $ 16,703
                                                                       ========


See accompanying notes to combined financial statements.

                              BMG INTERACTIVE GROUP
             (An Indirect Wholly-Owned Operation of Bertelsmann AG)

                        Combined Statements of Operations
                                 (in thousands)

                       Years ended June 30, 1997 and 1996




                                                          1997            1996
                                                          ----            ----

Net revenues                                           $ 33,531          15,011
Cost of revenues                                        (44,962)        (13,928)
                                                       --------        --------

                  Gross profit (loss)                   (11,431)          1,083
                                                       --------        --------

Operating expenses:
    Selling                                               7,181           4,043
    General and administrative                           18,376          15,994
                                                       --------        --------

                                                         25,557          20,037
                                                       --------        --------

                  Net loss                             $(36,988)        (18,954)
                                                       ========        ========



See accompanying notes to combined financial statements.

                              BMG INTERACTIVE GROUP
             (An Indirect Wholly-Owned Operation of Bertelsmann AG)

                    Combined Statements of Divisional Deficit
                                 (in thousands)

                       Years ended June 30, 1997 and 1996


                                                        Cumulative
                                         Retained      Translation    Divisional
                                          Deficit       Adjustment      Deficit
                                         --------      -----------    ---------

Balance at July 1, 1995                  $(11,660)            --        (11,660)

Foreign Currency
  Translation Adjustments                      --            404            404

Net Loss                                  (18,954)            --        (18,954)
                                         --------       --------       --------

Balance at June 30, 1996                  (30,614)           404        (30,210)

Foreign Currency
  Translation Adjustments                      --            (69)           (69)

Net Loss                                  (36,988)            --        (36,988)
                                         --------       --------       --------

Balance at June 30, 1997                 $(67,602)           335        (67,267)
                                         ========       ========       ========



See accompanying notes to combined financial statements.

                              BMG INTERACTIVE GROUP
             (An Indirect Wholly-Owned Operation of Bertelsmann AG)

                        Combined Statements of Cash Flows
                                 (in thousands)

                       Years ended June 30, 1997 and 1996


                                                              1997        1996
                                                              ----        ----

Cash flows from operating activities:
    Net loss                                               $(36,988)    (18,954)
    Adjustments to reconcile net loss to net cash
       used in operating activities:
          Depreciation                                          223         464
          Change in assets and liabilities:
              Accounts receivable, net                         (733)     (2,376)
              Inventory, net                                   (405)       (379)
              Producer royalty advances, net                 12,804      (3,053)
              Prepaid expenses and other assets                  98      (2,004)
              Other current liabilities                       2,765       3,033
                                                           --------    --------

               Net cash used in operating activities        (22,236)    (23,269)
                                                           --------    --------

Cash flows from investing activities:
    Capital expenditures                                       (289)       (566)
                                                           --------    --------

               Net cash used in investing activities           (289)       (566)
                                                           --------    --------

Cash flows from financing activities:
    Net advances from Bertelsmann and affiliates             22,397      23,878
                                                           --------    --------

               Net cash provided by financing activities     22,397      23,878
                                                           --------    --------

               Net (decrease) increase in cash                 (128)         43

Cash at beginning of year                                       272         229
                                                           --------    --------

Cash at end of year                                        $    144         272
                                                           ========    ========


See accompanying notes to combined financial statements.

                              BMG INTERACTIVE GROUP
             (An Indirect Wholly-Owned Operation of Bertelsmann AG)

                     Notes to Combined Financial Statements

                             June 30, 1997 and 1996



(1)  Company Background

     BMG Interactive Group (collectively the "Company") representing the interactive operations of BMG Entertainment Companies ("BMG") in various countries, including the United States, United Kingdom, Germany, France, Italy, Sweden, and Japan, are wholly owned operations of their ultimate parent, Bertelsmann AG ("BAG"), a privately owned German corporation. The Company designs, develops, publishes, markets and distributes interactive software games for use on multimedia personal computer and video game console platforms. The operations of the Company have never been operated as a separate legal entity but rather an integral part of BMG.

     In July 1997, the operations in Sweden were sold to an unaffiliated entity. Net revenues and operating income for the operations in Sweden for the year ended June 30, 1996 amounted to approximately $2.2 million and $210,000, respectively. Total assets of Sweden at June 30, 1996 amounted to approximately $2.7 million. In May 1997, the Company decided to wind-down its U.S. operations.

     In March 1998, Take-Two Interactive Software, Inc. ("Take-Two") acquired substantially all of the operating assets of the Company including operations in France, Germany and the United Kingdom and excluding Japan and Italy.

     As consideration for this purchase, Take-Two issued to BMG 1,850,000 shares of newly created Series A Convertible Preferred Stock (the "Preferred Stock"), which are convertible on a one-for-one basis into common shares of Take-Two. Take-Two has granted BMG certain "piggyback" and demand registration rights with respect to the shares of Common stock issuable upon conversion of the Preferred Stock.

                              BMG INTERACTIVE GROUP
             (An Indirect Wholly-Owned Operation of Bertelsmann AG)

                Notes to Combined Financial Statements, Continued


(2)  Significant Accounting Policies

     Basis of Presentation and Principles of Combination

     The accompanying combined financial statements have been prepared in accordance with generally accepted accounting principles in the United States and include the accounts of the Company. All significant intercompany balances and transactions between interactive operations have been eliminated in the combined financial statements. The Company's operations have never been operated as a separate legal entity but rather an integral part of BMG. Included in the accompanying statements of operations are net revenues and costs of revenues that substantially relate directly to the Company. Selling and general and administrative expenses (including severance costs associated with the U.S. operations in 1997) include those accounts that relate directly to the Company as well as allocations from BMG (see note 3(b)). These allocations are believed by management to be reasonable under the circumstances, however, there can be no assurances that such allocations will be indicative of future results of operations.

     The accompanying financial statements have been prepared under a going concern basis and do not reflect the sale of the Company to Take-Two or any purchase accounting adjustments to be made by Take-Two.

     Inventory

     Inventory, consisting of finished goods, is stated at the lower of average cost or market.

     Producer Royalty Advances

     Producer royalty advances represent advance payments made to independent software developers and licensors of intellectual property. Generally such agreements specify guaranteed minimum royalties requiring partial payment in advance of performance and payment of the balance within a certain period of time after performance. The liabilities for unpaid guaranteed minimum royalties are recorded when it is determined that all conditions preparatory to performance have been met by the developer or licensor. The Company recognizes royalty expense to developers/licensors based upon revenue earned from the respective product. Upon release, or at time the determination is made that the product will not be released, royalty advances not expected to be recovered through royalties on sales or subsidiary rights are charged to cost of revenues.

                              BMG INTERACTIVE GROUP
             (An Indirect Wholly-Owned Operation of Bertelsmann AG)

                Notes to Combined Financial Statements, Continued


     (2), Continued

     Furniture and Equipment

     Furniture and equipment are stated at cost and depreciation is computed on a straight-line basis over the estimated useful lives of 3 to 7 years.

     Maintenance and repair costs are expensed as incurred.

     Revenue Recognition

     Revenue from the distribution of interactive software games is recognized upon the shipment of product by distributors. Retailers have the right to return copies not sold. Accordingly, an allowance for returns is established when sales by distributors occur based upon historical experience. Royalty income is recognized when earned.

     Income Taxes

     The Company is not subject to income taxes directly. However the combined financial statements reflect the accounting for income taxes as if the Company were to have been a separate tax filer in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109.

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. If the Company were to have been a separate tax filer, hypothetical deferred tax assets primarily representing the tax effected net operating loss carryforwards in various jurisdictions, amounted to $23.5 million at June 30, 1997. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during future periods. Management has determined that a valuation allowance for the entire amount is necessary.

                              BMG INTERACTIVE GROUP
             (An Indirect Wholly-Owned Operation of Bertelsmann AG)

                Notes to Combined Financial Statements, Continued


     (2), Continued

     Foreign Currency Translation

     Cumulative translation adjustments include primarily the effects of using current rates in translating the financial statements of the foreign operations where applicable.

     Use of Estimates

     The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     Prospective Accounting Pronouncements

     In June 1997, SFAS No. 130, "Reporting Comprehensive Income" ("SFAS 130") and "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") were issued. SFAS 130 establishes standards for reporting and disclosure of comprehensive income and its components in a full set of general-purpose financial statements. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders, which is not currently required. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Adoption of these statements will not impact the Company's combined financial position, results of operations, or cash flows, and any effect will be limited to the form and content of its disclosure. Both statements are effective for fiscal years beginning after December 15, 1997.

     Fair Value of Financial Instruments

     In estimating the fair value for financial instruments, the Company has assumed that the carrying amount of cash, accounts receivable, accounts payable, and accrued expenses approximates fair value because of the short maturity of those instruments. It is not practical to estimate the fair market value of the amount Due to Bertelsmann AG and affiliates due to the related party nature of the transaction.

                              BMG INTERACTIVE GROUP
             (An Indirect Wholly-Owned Operation of Bertelsmann AG)

                Notes to Combined Financial Statements, Continued

(3)  Transactions with Related Parties


(a) Affiliates of the Company are responsible for fulfillment and warehousing activities related to the Company's software games. These affiliated companies are also responsible for collection of receivables from sale of products, and are obligated to pay such receivables, net of returns, in accordance with specified dating terms, regardless of collection results. In exchange for these services, the Company pays a fee based on a predetermined formula or actual costs incurred.

(b) The Company receives an allocation of assessments from affiliates of the Company for its share of certain personnel and related employee benefits and other overhead charges such as rent, utilities, finance, human resource and information technology support, etc. Total amounts paid under these assessments amounted to $2,997,887 and $1,567,873 in 1997 and 1996, respectively.


(4)  Foreign Operations

     The information below summarizes the results of operations and selected balance sheet information for the Company's foreign geographic operations.



                                                      1997                1996
                                                      ----                ----
                                                           (in thousands)
                                                           --------------

     Net Revenues                                  $ 32,198            $ 14,318

     Net Loss                                      $ (4,392)           $ (7,146)

     Identifiable Assets                           $ 11,878

                              BMG INTERACTIVE GROUP
             (An Indirect Wholly-Owned Operation of Bertelsmann AG)

                Notes to Combined Financial Statements, Continued

(5)  International Production Agreement

     In March 1994, the Company entered into an exclusive distribution agreement with Crystal Dynamics N.V. ("Crystal") to market, distribute and sell, outside of the United States and Canada, interactive entertainment software programs produced by Crystal. The term of the Agreement was to continue up to and including June 30, 1998.

     In accordance with the agreement, the Company advanced to Crystal $15 million upon signing and executing the contract. In addition, 18 months following the date of execution, the Company paid an additional advance of approximately $700,000 as specified by the agreement.

     All advances paid to Crystal are recoupable from net receipts. Net receipts, as defined by the agreement, represent gross sales less a distribution fee retained by BMG and other selling and administrative expenses.

     The Company amended this agreement in March, 1998 to include the distribution of one additional Crystal product released in March, 1998, for a recoupable, non-returnable advance of approximately $1 million. No further amounts are required to be advanced to Crystal by the Company.

(6)  Liquidity and Due to Bertelsmann AG and Affiliates

     The combined financial statements of the Company have been prepared on a going-concern basis which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As shown in the accompanying combined financial statements, the Company has incurred operating losses through June 30, 1997. The ability of the Company to continue as a going concern is dependent upon the Company's ability to achieve profitable operations and obtain additional financing. The combined financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company not be able to continue in existence as BMG has committed to provide additional funding necessary to fund the Company's cash requirements until December 1998.

                              BMG INTERACTIVE GROUP
             (An Indirect Wholly-Owned Operation of Bertelsmann AG)

                Notes to Combined Financial Statements, Continued

(7)  Contingencies

     In September 1996, Gametek (UK) Limited ("Gametek") filed a claim against an affiliate Company relating to a distribution agreement with Gametek. Gametek claimed damages of non-performance of approximately $900,000. A counterclaim of approximately $200,000 was filed by the Company's affiliate that advances provided to Gametek under the agreement should be refunded. Judgment was received in favor of the Company's affiliate in November 1997. Gametek is seeking to appeal such decision. Take-Two Interactive Software, Inc., which currently owns Gametek, has agreed to take all action to terminate and resolve the dispute and release BMG from all liability under this claim pursuant to the terms of the Asset Purchase Agreement between Take-Two and BMG (see note 1).

     In October 1996, Montparnasse Multimedia S.A.R.L. ("Montparnasse"), acting as a manufacturer of the Company, filed a claim for $100,000 in damages against Heritage Creative Partners Company ("Heritage") and Mr. Patrice Dubreuil (collectively "the Plaintiffs") relating to various contracts entered into for the packaging of Company products. Montparnasse initially claimed breach of contract against Heritage; the Plaintiffs counterclaimed against Montparnasse for approximately $500,000. BAG and the affiliated Company were brought into the legal proceedings as it is claimed that the Company's affiliate sold Montparnasse worldwide product and made adjustments to the packaging to conform to the local markets without authorization of the Plaintiffs.

     During 1997, the Company and Montparnasse filed a series of claims against one another for violation of contractual obligations of license and distribution agreement. Montparnasse's claim is in the amount of FF 57,000,000 (approximately $9.5 million). In September 1997, a judgment was made in favor of the Company; however, no amount of damages was allocated with respect to the Company's claim. Montparnasse has appealed this decision; no date for the appeal has been set. Montparnasse and the Company are currently discussing a settlement.

     The Company is party to other legal proceedings generally incidental to its business.

     No amounts have been provided with respect to the above contingencies as management believes that the outcome from the above litigation is not probable and will not have a material adverse effect on the combined financial position or results of operations of the Company.

(8)  Supplemental Cash Flow Information

     The Company did not expend any amounts relative to interest or income taxes during 1997 and 1996

                          Independent Auditor's Report
                        On Combining Financial Statements

The Board of Directors
Bertelsmann AG

We have audited the accompanying balance sheet of BMG Interactive Italy as of June 30, 1997, and the related statements of operations, divisional deficit and cash flows for each of the years in the two-year period ended June 30, 1997. These financial statements are the responsibility of the BMG Ricordi SpA, Italy management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standard generally accepted in the United States. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared in conformity with the accounting instructions of Bertelsmann AG, the Company's ultimate parent, for use in preparing the combined financial statement of BMG Interactive Group. These instructions, which do not require the presentation of substantially all disclosures, differ from accounting principles generally accepted in the United States. Accordingly, the accompanying financial statements are not intended to present BMG Interactive Italy's financial position, results of operations, and cash flows in accordance with accounting principles generally accepted in the United States.

In our opinion, the financial statements referred to above have been prepared, for the purpose described in the preceding paragraph, in all material respects, in conformity with the accounting instructions of Bertelsmann AG, as discussed in Note 2.



Bozen April 17, 1998

                                             REVISA & CO. KG
                                             Dr. Mansjorg Verdorfer

To the Board of Directors
Of BMG Entertainment International (UK and Ireland) Limited

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, divisional deficit and cash flows present fairly, in all material respects, the financial position of BMG Interactive (UK Business) (the "Business") at 30 June 1997 and 1996, and the results of its operations and its cash flows for each of the two years in the period ended 30 June 1997, in conformity with generally accepted accounting principles in the United States. These financial statements are the responsibility of the Business's management, our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards in the United Kingdom which do not differ in any material respect to generally accepted auditing standards in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

BMG Interactive (UK Business) has been operated as an integral part of BMG Entertainment International (UK and Ireland) Limited, a wholly owned subsidiary of Bertelsmann AG, and has no separate legal existence. The basis of preparation of the accompanying financial statements is described in Note 1 to the combined financial statements.

The accompanying financial statements have been prepared assuming that the Business will continue as a going concern. As discussed in Note 1 to the financial statements, the Business has a working capital deficiency, has incurred recurring negative cash flow from operations, and may require additional financing to fund its operations, which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Price Waterhouse
London, United Kingdom
19 May 1998

                          Independent Auditors' Report
                        On Combining Financial statements

To the Board of Directors of Bertelsmann AG:

We have audited the accompanying balance sheet of BMG Interactive Japan ("the Division"), a division of BMG Japan, Inc. ("the Company") (formerly BMG Victor, Inc., a Japanese corporation) as of June 30, 1997, and the related statements of operations, divisional deficit and cash flows for each of the years in the two-years period ended June 30, 1997. These financial statements are the responsibility of the BMG Japan, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standard generally accepted in the United States. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared in conformity with the accounting instructions of Bertelsmann AG, the Company's ultimate parent, for use in preparing the combined financial statement of BMG Interactive Group. These instructions, which do not require the presentation of substantially all disclosures, differ from accounting principles generally accepted in the United States. Accordingly, the accompanying financial statements are not intended to present the Division's financial position, results of operations, and cash flows in accordance with accounting principles generally accepted in the United States.

In our opinion, the financial statements referred to above have been prepared, for the purpose described in the preceding paragraph, in all material respects, in conformity with the accounting instructions of Bertelsmann AG, as discussed in Note 2.




Arthur Andersen

Tokyo, Japan
April 17, 1998

                          Independent Auditors' Report
                        On Combining Financial statements

To the Board of Directors of Bertelsmann AG:

We have audited the accompanying balance sheet of BMG Interactive (France) as of June 30, 1997, and the related statements of operations, divisional deficit and cash flows for each of the years in the two-years period ended June 30, 1997. These financial statements are the responsibility of the BMG France SA management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standard generally accepted in the United States. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared in conformity with the accounting instructions of Bertelsmann AG, the Company's ultimate parent, for use in preparing the combined financial statement of BMG Interactive Group. These instructions, which do not require the presentation of substantially all disclosures, differ from accounting principles generally accepted in the United States. Accordingly, the accompanying financial statements are not intended to present BMG Interactive (France)'s financial position, results of operations, and cash flows in accordance with accounting principles generally accepted in the United States.

In our opinion, the financial statements referred to above have been prepared, for the purpose described in the preceding paragraph, in all material respects, in conformity with the accounting instructions of Bertelsmann AG, as discussed in Note 1.



                                             Neuilly, April 17, 1998
                                             Deloitte Touche Tohmatsu
                                             Albert Aidan

                              BMG INTERACTIVE GROUP
             (An Indirect Wholly-Owned Operation of Bertelsmann AG)

                             Combined Balance Sheet
                                 (in thousands)

                                December 31, 1997
                                   (unaudited)


                     Assets

Current assets:
    Cash                                                               $     21
    Accounts receivable, net                                              2,662
    Inventory, net                                                          992
    Producer royalty advances, net                                        6,241
    Prepaid expenses and other current assets                               395
                                                                       --------
                  Total current assets                                   10,311

Furniture and equipment, net  of
    accumulated depreciation of $826                                        306
Other noncurrent assets                                                     322
                                                                       --------

                  Total assets                                         $ 10,939
                                                                       ========


                Liabilities and Divisional Deficit

Current liabilities:
    Accounts payable                                                      1,255
    Accrued expenses                                                      3,435
    Other current liabilities                                             1,800
    Due to Bertelsmann AG and affiliates                                 78,843
                                                                       --------

                  Total current liabilities                              85,333

Contingencies

Divisional deficit:
    Retained deficit                                                    (75,579)
    Cumulative translation adjustment                                     1,185
                                                                       --------
                  Total divisional deficit                              (74,394)

                  Total liabilities and divisional deficit             $ 10,939
                                                                       ========

                              BMG INTERACTIVE GROUP
             (An Indirect Wholly-Owned Operation of Bertelsmann AG)

            Combined Statements of Operations and Divisional Deficit
                                 (in thousands)

                Six-Month period ended December 31, 1997 and 1996
                                   (unaudited)




                                                          1997            1996
                                                          ----            ----

Net revenues                                           $ 14,441          14,779
Cost of revenues                                        (12,716)        (10,797)
                                                       --------        --------

                  Gross (loss) profit                    (1,725)          3,982
                                                       --------        --------

Operating expenses:
    Selling                                               3,427           2,675
    General and administrative                            6,112          10,554
                                                       --------        --------

                                                          9,539          13,229
                                                       --------        --------

                  Net loss                               (7,814)         (9,247)

Divisional deficit beginning of period                  (67,267)        (30,210)

Foreign currency translation adjustment                     687             146
                                                       --------        --------

Divisional deficit end of period                       $(74,394)        (39,311)
                                                       ========        ========

                              BMG INTERACTIVE GROUP
             (An Indirect Wholly-Owned Operation of Bertelsmann AG)

                        Combined Statements of Cash Flows
                                 (in thousands)

                Six-Month period ended December 31, 1997 and 1996
                                   (unaudited)


                                                              1997        1996
                                                              ----        ----

Cash flows from operating activities:
    Net loss                                               $ (7,814)     (9,247)
    Adjustments to reconcile net loss to net cash
       used in operating activities:
          Depreciation                                          298          74
          Change in assets and liabilities:
              Accounts receivable, net                          861      (5,664)
              Inventory, net                                    401        (209)
              Producer royalty advances, net                  2,568      (8,220)
              Prepaid expenses and other assets               1,504        (245)
              Other current liabilities                      (1,748)      4,661
                                                           --------    --------

               Net cash used in operating activities         (3,930)    (18,850)
                                                           --------    --------

Cash flows from investing activities:
    Capital expenditures                                         --         (70)
                                                           --------    --------

               Net cash used in investing activities             --         (70)
                                                           --------    --------

Cash flows from financing activities:
    Net advances from Bertelsmann and affiliates              3,807      18,877
                                                           --------    --------

               Net cash provided by financing activities      3,807      18,877
                                                           --------    --------

               Net decrease in cash                            (123)        (43)

Cash at beginning of year                                       144         272
                                                           --------    --------

Cash at end of year                                        $     21         229
                                                           ========    ========

             Unaudited Pro Forma Consolidated Financial Information

The following unaudited pro forma consolidated statement of operations, for the year ended October 31, 1997, including the notes thereto, give effect to the acquisitions of GameTek (UK) Limited ("GameTek"), Alternative Reality Technologies, Inc. ("ART"), Inventory Management Systems Inc. ("IMSI"), Creative Alliance Group, Inc. ("CAG"), L & J Marketing, Inc. D/B/A Alliance Distributors ("Alliance"), and BMG Interactive Group ("BMG"), by Take-Two Interactive Software, Inc. and subsidiaries (the "Company") as if the acquisitions had occurred as of November 1, 1996.

On July 31, 1997, the Company acquired all the outstanding stock of IMSI and CAG. IMSI and CAG are engaged in the wholesale distribution of interactive software games. To effect the acquisition, all of the outstanding shares of common stock of each of IMSI and CAG were exchanged for 900,000 shares of restricted common stock of the Company. The acquisition has been accounted for as a pooling of interests in accordance with APB No. 16 and accordingly, the Company's financial statements for the year ended October 31, 1997, have been restated to include the results of operations of IMSI and CAG.

All other acquisitions were accounted for under purchase accounting. As a result, the assets and liabilities of the acquired businesses are adjusted from their historical amount to their estimated fair value. Purchase accounting adjustments have been preliminarily estimated by the Company's management based upon available information and are believed by management to be reasonable. There can be no assurance, however, that the final purchase accounting adjustments that will ultimately be determined by the Company's management will not differ from these estimates.

The unaudited pro forma consolidated statement of operations for the year ended October 31, 1997 has been prepared based on the audited historical consolidated statement of operations of the Company for the year ended October 31, 1997 which includes Take-Two, Mission, IMSI, CAG and GameTek / ART from July 29, 1997, the date of its acquisition; the unaudited historical statement of operations of GameTek for the period from November 1, 1996 to July 28, 1997; the historical statement of operations for ART, prior to its acquisition, is immaterial and has not been included in the unaudited pro forma consolidated statement of operations; the unaudited historical statement of operations of Alliance for the period from October 1, 1996 to September 30, 1997; and the unaudited historical statement of operations of BMG (excluding the operations of Japan, Sweden and Italy which were not acquired by the Company) for the period from January 1, 1997 to December 31, 1997.

The unaudited pro forma consolidated financial information presented for informational purposes only, is not necessarily indicative of the actual results of operations of the Company that would have been reported if the acquisitions of GameTek, IMSI, CAG, Alliance and BMG had occurred as of November 1, 1996, nor does such information purport to indicate results of future operations or financial condition. In the opinion of management, all adjustments necessary to present fairly such pro forma financial information have been made to the financial statements, and are reflected in the accompanying notes. The unaudited pro forma consolidated financial information should be read in conjunction with the Company's Annual Report on Form 10-KSB and with the financial statements included in this filing.

                                                           Historical                                        Pro Forma
                                 ------------------------------------------------------------     -------------------------------
                                 Company (1)      GameTek(2)     Alliance(3)        BMG(4)         Adjustments       As adjusted
                                 ------------    ------------    ------------    ------------     ------------       ------------
Net sales                        $ 19,014,083    $  3,081,054    $ 29,143,311    $ 26,181,000     $    (95,110)(5)   $ 77,324,338
Cost of sales                      12,459,189       3,727,094      26,142,345      42,261,000          (95,110)(5)     84,494,518
                                 ------------    ------------    ------------    ------------     ------------       ------------
      Gross profit                  6,554,894        (646,040)      3,000,966     (16,080,000)              --         (7,170,180)

Operating expenses:
    Research and development        1,248,258              --              --              --               --          1,248,258
    Selling and marketing           4,203,984         736,377       1,507,753       5,874,000           84,431(8)      12,406,545
    General and administrative      3,385,481       2,539,249       1,040,920      12,975,000               --         19,940,650
    Depreciation and
    amortization                      844,221          58,627          27,980              --          283,024(6)       1,414,664
                                                                                                       200,812(7)
                                 ------------    ------------    ------------    ------------     ------------       ------------
      Total operating expenses      9,681,944       3,334,253       2,576,653      18,849,000          568,267         35,010,117

      Income (loss) from
      operations                   (3,127,050)     (3,980,293)        424,313     (34,929,000)        (568,267)       (42,180,297)

Interest and other expenses         1,016,612          43,772         288,375              --           30,000(9)       1,378,759
                                 ------------    ------------    ------------    ------------     ------------       ------------

      Income (loss) before
      income taxes                 (4,143,662)     (4,024,065)        135,938     (34,929,000)        (598,267)       (43,559,056)

Provision for income taxes
(benefit)                              18,421        (247,610)         15,100              --               --           (214,089)
                                 ------------    ------------    ------------    ------------     ------------       ------------

      Net income (loss)            (4,162,083)     (3,776,455)        120,838     (34,929,000)        (598,267)       (43,344,967)

Preferred dividends                  (135,416)             --              --              --               --           (135,416)

Distributions paid to
S corporation shareholders
prior to acquisition                 (202,092)             --              --              --               --           (202,092)
                                 ------------    ------------    ------------    ------------     ------------       ------------

      Net income (loss)
      attributable to
        common stockholders'
                                 $ (4,499,591)   $ (3,776,455)   $    120,838    $(34,929,000)    $   (598,267)      $(43,682,475)
                                 ============    ============    ============    ============     ============       ============

Net loss per share                                                                                                   $      (4.78)

Weighted average shares
outstanding                                                                                                     (10)      9,141,029

     Notes to Unaudited Pro Forma Consolidated Financial Statements for the
                           year ended October 31, 1997

(1) Reflects the Company's audited historical financial statements for the year ended October 31, 1997, which includes the operations of Take-Two, Mission, IMSI, CAG, and GameTek / ART from July 29, 1997, the date of its acquisition.

(2) Reflects GameTek's unaudited historical financial statements for the period from November 1, 1996 to July 28, 1997.

(3) Reflects Alliance's unaudited historical financial statements for the period from October 1, 1996 to September 30, 1997.

(4) Reflects BMG's unaudited historical financial statements for the period January 1, 1997 to December 31, 1997. These unaudited historical financial statements exclude the operations of Sweden, Japan and Italy which were not acquired by the Company. BMG's operations in Sweden were sold in 1997 to an unaffiliated entity. The operations of Japan and Italy served as distribution channels and licensees of BMG content; these operations did not contain any intellectual property.

     The cost of the acquisition was allocated to the assets acquired and liabilities assumed based upon their estimated fair values as follow:

                    Working Capital          $ 10,957,000
                          Equipment               541,000
                                             ------------
                                             $ 11,498,000
                                             ============

(5) Reflects the elimination of inter-company transactions between IMSI and Alliance.

(6) Reflects an adjustment of $283,024, which represents the amortization of the intangible assets acquired in connection with the GameTek acquisition. The acquired intangible asset is being amortized over the estimated useful life of 10 years.

(7) Reflects an adjustment of $200,812, which represents the amortization of intangible assets acquired in connection with the Alliance acquisition. The acquired intangible asset is being amortized over the estimated useful life of 10 years.

(8) Reflects an adjustment of $84,431, which represents the amortization of deferred compensation as a result of the issuance of non-qualified options to Alliance employees at an exercise price of $2.00 per share. The options vest over a period of three years. The difference between the exercise price and the fair value of the options at the measurement date is being amortized over the vesting period.

(9) Reflects additional interest expense incurred in connection with the $500,000 promissory note, bearing interest at 8.0% per annum, issued in connection with the GameTek acquisition.

(10) Reflects the Company's historical weighted average shares outstanding, plus 900,000 shares issued in connection with the acquisition of IMSI and CAG, plus 406,553 shares issued in connection with the acquisition of GameTek, plus 500,000 shares issued in connection with the acquisition of Alliance. The calculation does not include the 1,850,000 shares of Series A Convertible Preferred Stock, convertible on a one-for-one basis into shares of Common Stock, issued in connection with the acquisition of BMG because their inclusion would be anti-dilutive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: May 26, 1998


                                   Take-Two Interactive Software, Inc.



                                   By: /s/ Ryan A. Brant
                                       ---------------------------
                                          Ryan A. Brant
                                          Chief Executive Officer